                                                              EXHIBIT 3(b)4
                                                              -------------








                            ARTICLES OF ASSOCIATION





                                       OF





                     COMPANIA BOLIVIANA DE ENERGIE S.A.--
                        BOLIVIAN POWER COMPANY LIMITED

                            ARTICLES OF ASSOCIATION
                                       OF
                COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. --
                             BOLIVIAN POWER COMPANY
                                    LIMITED


                                 INTERPRETATION

        1. In these Articles, unless there be something in the subject or context inconsistent therewith:

        (a) "the Act" means the Companies Act of Nova Scotia and all amendments thereto;

        (b) "annual general meeting" has the same meaning as "ordinary general meeting";

        (c)  "the Company" means the company named above;

        (d)  Deleted;

        (e) "the Office" means the registered office for the time being of the Company;

        (f)  Deleted;

        (g) "the Register" means the register of members kept pursuant to the Act;

        (h) "the Registrar" means the Registrar of Joint Stock Companies for the time being;

        (i)  "shareholder" has the same meaning as "member".

        (j)  "month" means calendar month;

        (k) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

        (l) "these Articles" and "these presents" include these Articles of Association and all amendments thereto;

        (m) (a) "the Directors" or "the Board" means the Directors of the Company for the time being;

             (b)  Deleted;

             (c)  Deleted.

                        INDEX TO ARTICLES OF ASSOCIATION
Article No.                                                                 Page
----------                                                                  ----

                                INTERPRETATION


1.   Interpretation.......................................................... 1
2.   Table "A" not to apply.................................................. 2
3.   Pre-Incorporation Agreement............................................. 2
4.   Payment of expenses of Incorporation, etc............................... 2
5.   May commence business at once........................................... 2

                                     SHARES

6.   Shares under control of Directors....................................... 2
7.   May pay commission on subscription...................................... 2
8.   May make difference in amount of calls, etc............................. 2
9.   If payable by installments, payable by registered holder................ 2
10.  May be registered jointly - not exceeding three......................... 3
11.  Jointly and severally liable. Survivor only recognized.................. 3
12.  Company treats registered holder as absolute owner - equities not recognized.......................................................... 3


                                  CERTIFICATES

13.  Share Certificates - how signed......................................... 3
14.  Member entitled to share certificate.................................... 3
15.  Only one certificate when joint holders - issued to first named on register....................................................... 3
16.  Worn out, defaced or lost certificates.................................. 3
17.  Fee for certificates.................................................... 3
18.  May keep one or more branch registers................................... 4


                                     CALLS

19.  Directors may make calls................................................ 4
20.  When calls deemed made.................................................. 4
21.  Fourteen days' notice of call - contents of............................. 4
22.  If not paid, bears interest............................................. 4
23.  Resolution making call conclusive....................................... 4
24.  Directors may accept money in advance and may pay interest thereon...... 4


                              FORFEITURE OF SHARES

25.  If member fails to pay calls - notice served............................ 4
26.  What notice to contain.................................................. 5
27.  If requisitions of notice not complied with, shares
     forfeited - includes dividends.......................................... 5
28.  Notice of resolution of forfeiture to be given and entry to be made in the Register.............................................. 5
29.  Forfeited share deemed property of Company.............................. 5
30.  Directors may annul forfeiture, etc..................................... 5

31.  Members still liable to pay notwithstanding forfeiture.................. 5
32.  Certificate of forfeiture - conclusive.................................. 5


                                 LIEN OF SHARES

33.  Company has lien on shares (not fully paid up) for debts of member includes dividends............................................... 5
34.  Directors may sell shares after notice.................................. 6
35.  Proceeds of shares, first used to pay debts, residue to member.......... 6


                               VALIDITY OF SHARES

36.  Purchaser at sale after forfeiture or for enforcing lien, not bound to inquire................................................................. 6


                               TRANSFER OF SHARES

37.  How transfer to be signed not effective until registered................ 6
38.  Form of transfer........................................................ 6
39.  May decline transfer in certain cases................................... 7
40.  Transfer to be left at office and evidence of title given............... 7
41.  Fee on Transfer......................................................... 7
42.  Instrument of transfer to remain in custody of Company.................. 7
43.  Repealed................................................................ 7

                             TRANSMISSION OF SHARES

44.  Executors or Administrators of deceased member only recognized.......... 7
45.  Transmission Clause - Transfer of Shares (of deceased
     member or bankrupt, etc.)............................................... 7
46.  Repealed................................................................ 7
47.  Repealed................................................................ 7

                       INCREASE AND REDUCTION OF CAPITAL

48.  May increase Capital.................................................... 7
49.  New Shares may be issued on terms, etc.................................. 8
50.  May determine when new shares to be offered to existing members......... 8
51.  New capital to be considered part of original capital
     and subject to these Articles........................................... 8
52.  May reduce capital and capital redemption reserve fund.................. 8

                             ALTERATION OF CAPITAL

53.  May consolidate and divide capital...................................... 8
54.  May convert paid-up shares into stock................................... 8
55.  May sub-divide shares................................................... 8
56.  May exchange shares of one denomination for another..................... 9
57.  May cancel unissued shares.............................................. 9
58.  May convert unissued shares into redeemable Preference Shares........... 9

59.  May provide for issue of No Par Value shares............................ 9
60.  May convert no par value shares into shares with par value same number, etc........................................................ 9
61.  May convert no par shares into same or different number of shares with par value................................................... 9
62.  May redeem or purchase certain Preference Shares........................ 9
63.  Repealed................................................................ 10

                               CLASSES OF SHARES

64.  Shares may be issued with preferred, deferred or other
     special rights, etc....................................................  10

                    MODIFICATIONS OF RIGHTS OF SHAREHOLDERS

65.  Rights attached to class may be modified, altered, etc., by agreement ratified by Extraordinary Resolution.......................... 10
66.  Repealed................................................................ 10

                                BORROWING POWERS

67.  Directors may on behalf of the Company:
     (a)  raise or borrow money for purpose of Company....................... 10
     (b)  secure repayments by mortgage, bonds, debentures, etc.............. 11
     (c)  sign notes, cheques, etc., and other evidence of or
          securities for money borrowed, etc................................. 11
     (d)  pledge debentures as security...................................... 11
68.  Bond, etc., may be made assignable free from equities................... 11
69.  Bonds, etc., may be issued at discount or premium, etc.................. 11

                                    MEETINGS

70.  Notice and record date for meetings..................................... 11
71.  General Meeting every year.............................................. 12
72.  When special meeting called - requisition............................... 12
73.  What requisition must state............................................. 12
74.  If Directors fail to call - requisitionists may......................... 12
75.  If confirmatory meeting required - Directors to call.................... 12
76.  Requisitionists' meeting called same as other meetings called........... 12
77.  Seven days' notice required - may be waived............................. 12
78.  In case of special resolution, two meetings may be
     called by one and same notice........................................... 12
79.  Accidental omission to give notice does not invalidate resolution....... 13


                         PROCEEDINGS AT GENERAL MEETING

80.  Business of general meeting............................................. 13
81.  No business unless quorum present....................................... 13
82.  Quorum.................................................................. 13
83.  Chairman................................................................ 13
84.  If quorum not present - when dissolved - and when adjourned............. 13

85.  Resolution decided by show of hands unless poll demanded
     Who may demand poll..................................................... 14
86.  Declaration by Chairman conclusive...................................... 14
87.  How poll taken; may be withdrawn........................................ 14
88.  Chairman has casting vote............................................... 14
89.  Meeting may be adjourned.  Adjourned meeting may only
     transact unfinished business............................................ 14
90.  Question of adjournment shall be taken at meeting without adjournment... 14
91.  Demand of poll shall not prevent continuance of meeting................. 14
91A. Repealed................................................................ 14

                                VOTES OF MEMBERS

92.  Every member entitled to one vote unless excluded by
     conditions of issue, etc................................................ 14
93.  Persons entitled under transmission clause.............................. 15
94.  Votes by joint registered holders....................................... 15
95.  Votes by persons or proxy or corporate representative................... 15
96.  Proxies................................................................. 15
97.  Votes of members of unsound mind........................................ 15
98.  Proxies to be deposited................................................. 15
99.  When vote by proxy valid though authority revoked....................... 15
100. Form of Proxy........................................................... 15
101. Member not entitled to vote for......................................... 16
102. Resolution of Directors ratified and confirmed by three-fifths of shareholders valid as resolution of general meeting.................. 16

                                   DIRECTORS

103. Number of Directors..................................................... 16
104. Subscribers to Memorandum to be first Directors......................... 16
105A.When Directors may appoint additional Directors......................... 16
105B.Repealed................................................................ 17
106. Qualification........................................................... 17
107. Resignation or retirement............................................... 17
108. Remuneration............................................................ 17
109. Directors may act notwithstanding vacancy............................... 17
110. Directors may also hold other office with Company....................... 17
111. When office vacated..................................................... 17
     (a)  Bankrupt........................................................... 17
     (b)  Unsound Mind....................................................... 17
     (c)  Resigns............................................................ 17
     (d)  Removed by Special Resolution...................................... 17
112. Director may contract with Company, but must declare interest........... 17
113A.Repealed................................................................ 18
     Retiring Directors eligible for re-election............................. 18
113B.Repealed................................................................ 19

113C.Nominations by Shareholders............................................. 19
114. Retiring Directors to remain in office until successors appointed....... 19
115. Repealed................................................................ 19
116. Removal of Directors by Special Resolution.............................. 19
117. Directors may fill casual vacancies in Directors........................ 19
117B.Repealed................................................................ 19

                               MANAGING DIRECTOR

118. Power to appoint Managing Director...................................... 19
119. What provisions he will be subject to................................... 20
120. Remuneration............................................................ 20
121. Power and Duties of Managing Director................................... 20

                         PRESIDENT AND VICE-PRESIDENTS

122. (a)  President.......................................................... 20
     (b)  Vice-Presidents.................................................... 20

                             CHAIRMAN OF THE BOARD

123. Chairman of the Board................................................... 21
123A.Chief Executive Officer................................................. 21

                            PROCEEDINGS OF DIRECTORS

124. Meetings of Directors and quorum....................................... 21
125. Place of meetings - within or without Province......................... 21
     (1)   without notice after general meeting............................. 21
     (2)   notice for other meetings........................................ 21
     (3)   if all present or all have assented, may be held without notice.. 21
     (4)   by means of telephone conference call............................ 21
126. Who may summon meetings................................................ 22
127. (1)   Hot questions decided; Chairman has casting vote................. 22
     (2)   Directors, vote by proxy......................................... 22
128. Chairman of meeting.................................................... 22
129. If quorum present, meeting competent................................... 22
130. Committee of Directors................................................. 22
131. Meetings of committees................................................  22
132. When acts of Directors or committee valid
     notwithstanding defective appointment.................................. 22
133. Resolution without Board Meeting valid................................. 23
134. Remuneration for extra services........................................ 23
134A.Repealed............................................................... 23

                                   REGISTERS

135. Register of Members, Bond and Debenture Holders and Directors to be
     kept in accordance with the Act. Branch registers may be kept......... 23

                                    MINUTES

136. Minutes to be made.................................................... 23
     (1)  of appointment of officers....................................... 23
     (2)  of Directors present at meetings................................. 23
     (3)  of orders of Directors and committees............................ 23
     (4)  of resolutions and proceedings of Shareholders and Directors..... 23
     When Minutes prima facie evidence..................................... 23

                              POWERS OF DIRECTORS

137. General powers of Company vested in Directors......................... 24
138. (1)  To carry agreements into effect.................................. 24
     (2)  To pay preliminary expenses...................................... 24
     (3)  To acquire property.............................................. 24
     (4)  To pay for property, services, etc., in shares, bonds, etc....... 24
     (5)  To secure fulfillment of contracts............................... 24
     (6)  To appoint experts, agents, etc.................................. 24
     (7)  To accept surrender of shares.................................... 24
     (8)  To appoint trustees.............................................. 25
     (9)  To bring and defend actions...................................... 25
     (10) To refer to arbitration.......................................... 25
     (11) To give receipts................................................. 25
     (12) To authorize signatures, etc..................................... 25
     (13) To appoint managers abroad....................................... 25
     (14) To invest moneys................................................. 25
     (15) To give security by way of indemnity............................. 25
     (16) To give commission to officers, etc.............................. 25
     (17) To establish reserve fund........................................ 25
     (18) To make rules, vary and repeal same.............................. 26
     (19) To make contracts................................................ 26
     (20) To provide for management generally.............................. 26

                                   SOLICITORS

139. Company may retain solicitors........................................  26

                            SECRETARY AND TREASURER

140. Secretary............................................................. 26
141. Treasurer............................................................. 26

                                    THE SEAL
142. Use of Common Seal.................................................... 26
143. Facsimile Seal........................................................ 27

                                   DIVIDENDS

144.  Profits may be divided among members................................. 27
145.  Declaration of dividend.............................................. 27
146.  Payable out of profits only.......................................... 27
147.  Declaration as to amount of net profits conclusive................... 27
148.  Interim dividends.................................................... 27
149.  Deduction in case of debts........................................... 27
150.  Retention in certain cases........................................... 27
151.  Retention in case of transmission.................................... 28
152.  Meeting declaring dividend may make call............................. 28
153.  Meeting declaring dividend may resolve to pay same by distribution of paid up shares, etc.................................................. 28
154.  May capitalize and distribute reserve funds.......................... 28
155.  May issue fractional certificates, etc............................... 28
156.  Transfer not to pass right to dividend until registered.............. 28
157.  Any one of joint holders may give receipt for dividends.............. 28
158.  Dividend may be paid by cheque....................................... 29
159.  Notice of declaration of dividend.................................... 29
160.  Unclaimed dividends.................................................. 29

                                    ACCOUNTS

161.  Accounts to be kept.................................................. 29
162.  Where books to be kept............................................... 29
163.  Inspection by members................................................ 29
164.  Profit and loss statement to be laid before meeting
      of shareholders annually............................................. 29
165.  Balance sheet to be laid before shareholders, contents............... 29
166.  Balance sheet to be accompanied by report of Directors, contents; balance sheet to be approved by Board and signed by two Directors..................................................... 29
167.  Repealed............................................................. 29
168.  Repealed............................................................. 30

                                    AUDITORS

169.  Appointed at each annual general meeting............................. 30
170.  Repealed............................................................. 30
171.  Repealed............................................................. 30
172.  Persons not eligible for appointment as auditors:.................... 30
      (a)   Directors and officers......................................... 30
      (b)   Partners or employees of officers.............................. 30
      (c)   A body corporate............................................... 30

173.  Repealed..........................................................  30
174.  Repealed..........................................................  30
175.  Repealed..........................................................  30
176.  Repealed..........................................................  30
177.  Repealed..........................................................  30
178.  Repealed..........................................................  30
179.  Repealed..........................................................  30

                                    NOTICES

180.  How notices to be served on members...............................  30
181.  Notices where no registered address...............................  30
182.  Holders of share warrants not entitled to notice..................  30
183.  Notice may be given by advertisement..............................  31
184.  How notice given by advertisement.................................  31
185.  Notice to joint holders...........................................  31
186.  When notice sent by post deemed served, how proved................  31
187.  Transferees bound by prior notice.................................  31
188.  Notice valid though member deceased...............................  31
189.  How notice to be signed...........................................  31
190.  How time to be counted............................................  31

                                   INDEMNITY

191.  Indemnity of Directors and officers...............................  32
192.  Individual responsibility of Directors............................  32

                                   REMINDERS

193.   Amendment of designated Articles.................................  32

                            ARTICLES OF ASSOCIATION
                                       OF
                COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. --
                             BOLIVIAN POWER COMPANY
                                    LIMITED


                                 INTERPRETATION

        1. In these Articles, unless there be something in the subject or context inconsistent therewith:

        (a) "the Act" means the Companies Act of Nova Scotia and all amendments thereto;

        (b) "annual general meeting" has the same meaning as "ordinary general meeting";

        (c)  "the Company" means the company named above;

        (d)  Deleted;

        (e) "the Office" means the registered office for the time being of the Company;

        (f)  Deleted;

        (g) "the Register" means the register of members kept pursuant to the Act;

        (h) "the Registrar" means the Registrar of Joint Stock Companies for the time being;

        (i)  "shareholder" has the same meaning as "member".

        (j)  "month" means calendar month;

        (k) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

        (l) "these Articles" and "these presents" include these Articles of Association and all amendments thereto;

        (m) (a) "the Directors" or "the Board" means the Directors of the Company for the time being;

             (b)  Deleted;

             (c)  Deleted.

        (n) "Secretary" includes any person appointed to perform the duties of the secretary temporarily;

        (o)  "special resolution" has the meaning assigned by the Act;

        (p) words importing the singular number only include the plural number and vice versa;

        (q) words imposing the masculine gender only include the feminine gender;

        (r)  words importing persons include corporations.

        2. The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

        3. The Directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements made by the promoters of the Company on behalf of the Company and shall have full power to agree to any modification in the terms of any such agreement or agreements, either before or after their execution.

        4. The Directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred for the formation and establishment of the Company, including the expenses of registration.

        5. The business of the Company may be commenced as soon after incorporation as the Directors think fit, and notwithstanding that part only of the shares have been allotted.


                                     SHARES

        6. The Directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such persons at such times, on such terms and conditions and either at a premium or at par as they think fit.

        7. The Directors may pay on behalf of the Company a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or his procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

        8. On the issue of shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

        9. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in installments, every such installment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

        10. Shares may be registered in the names of joint holders not exceeding three in number.

        11. The joint holders of a share shall be severally as well as jointly liable for the payment of all installments and calls due in respect of such share.

        12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.


                                  CERTIFICATES

        13. Certificates of title to shares shall be signed (i) by the President, a Vice-President or a Director, (ii) by the Secretary, an Assistant Secretary or such other persons as the Directors may authorize and, if the Directors have appointed a transfer agent for the Company, (iii) by an authorized officer of such transfer agent. The signature of the President or Vice-President and, if a transfer agent has been appointed, of the Secretary or Assistant Secretary may be engraved, lithographed or printed upon the certificates or any one or more of them and all such certificates, when signed by the Secretary, an Assistant Secretary, such other person as the Directors authorize, or, if a transfer agent has been appointed, an authorized officer of such transfer agent, shall be valid and binding upon the Company.

        14. Subject to any regulations made at any time by the Directors, each shareholder may have title to the shares registered in his name evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in his name.

        15. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the register.

        16. Any certificate that has become worn, damaged or defaced may, upon its surrender to the Directors, be canceled and replaced by a new certificate. Any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the Directors and the furnishing to the Company of such undertakings of indemnity as the Directors deem adequate.

        17. The sum of one dollar or such other such as the Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

        18. The Directors may cause one or more branch registers of members to be kept in any place or places, whether inside or outside of Nova Scotia.


                                     CALLS

        19. The Directors may from time to time make such calls as they think fit upon the shareholders in respect of all moneys unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted and each shareholder shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors. A call may be made payable by installments.

        20. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

        21. At least fourteen days' notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

        22. If the sum payable in respect of any call or installment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the installment is due shall pay interest on such call or installment at such rate as the Directors may determine from the day appointed for the payment thereof up to the time of actual payment.

        23. At the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the shareholder sued is entered on the register as the holder or one of the holders of the shares or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

        24. The Directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the moneys due upon shares held by him beyond the sums actually called for; and upon the moneys so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate as the shareholder paying such sum in advance and the Directors agree upon, or the Directors may agree with such shareholder that he may participate in profits upon the amount so paid or satisfied in advance.


                              FORFEITURE OF SHARES

        25. If any shareholder fails to pay any call or installment on or before the day appointed for payment, the Directors may at any time thereafter while the call or installment remains unpaid serve a notice on such shareholder requiring him to pay the call or installment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

        26. The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that, in the event of nonpayment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

        27. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

        28. When any share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the register.

        29. Any share so forfeited shall be deemed the property of the Company and the Directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

        30. The Directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

        31. Any shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon at such rate as the Directors may determine, from the time of forfeiture until payment. The Directors may enforce such payment if they think fit, but are under no obligation to do so.

        32. A certificate in writing under the hands of two of the Directors and countersigned by the Secretary stating that a share has been duly forfeited on a specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture.


                                 LIEN ON SHARES

        33. The Company shall have a first and paramount lien upon all shares (other than fully paid up shares) registered in the name of each shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfillment or discharge thereof has actually arrived, and such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any lien of the Company on such shares.

        34. For the purpose of enforcing such lien the Directors may sell the shares subject to it in such manner as they think fit; but no sale shall be made until the period for the payment, fulfillment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such shareholder, his executors or administrators and default has been made by him or them in such payment, fulfillment or discharge for seven days after such notice.

        35. The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagement and the residue, if any, paid to such shareholder or his executors, administrators or assigns.

                               VALIDITY OF SALES

        36. Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles the Directors may cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                               TRANSFER OF SHARES

        37. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

        38. The instrument of transfer of any share shall be in writing in the following form or as near thereto as circumstances will permit:

          For value received _______________ hereby sell, assign and transfer unto ___________ shares of the capital stock of the Company represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ to transfer such stock on the books of the Company with full power of substitution in the premises.

          Dated the ____ day of __________, 19__.

          Witness:

        39. The Directors may, without assigning any reason therefor, decline to register any transfer of shares not fully paid up or upon which the Company has a lien.

        40. Every instrument of transfer shall be left at the office of the Company or its transfer agent where the principal or a branch register of members is maintained for registration together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

        41. A fee not exceeding one dollar may be charged for each transfer and shall, if required by the Directors, be paid before its registration.

        42. Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the Directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

        43. Repealed.

                             TRANSMISSION OF SHARES

        44. The executors or administrators of a deceased member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

        45. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member or in any way other than by allotment or transfer upon producing such evidence of his being entitled to act in the capacity claimed or of his title as the Directors think sufficient, may, with the consent of the Directors (which they shall not be under any obligation to give) be registered as a member in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The Directors shall have the same right to refuse to register a person entitled by transmission to any shares, or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.

        46. Repealed.

        47. Repealed.

                       INCREASE AND REDUCTION OF CAPITAL

        48. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time, by a resolution of its shareholders passed at a general meeting, increase its capital by the creation of new shares of such amount as it thinks expedient.

        49. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the new shares may be issued upon such terms and conditions and with such rights and privileges annexed thereto as the Company in general meeting determines or, if no direction is given, as the Directors determine, and in particular (but without limiting the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and to the assets of the Company upon distribution and with a special or without any right of voting.

        50. The Company in general meeting may, before the issue of any new shares, determine that such shares or any of them, shall be offered in the first instance to all the then members or to the members of any class of shareholders in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares. In default of any such determination or to the extent that it does not apply, the new shares may be dealt with as if they formed part of the shares in the original capital.

        51. Except so far as otherwise provided by the conditions of issue or these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and installments, transfer and transmission, forfeiture, lien and otherwise.

        52. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time by special resolution reduce its share capital and any capital redemption reserve fund in any way and with and subject to any incident authorized and consent required by law.

                             ALTERATION OF CAPITAL

        53. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time in general meeting consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

        54. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time in general meeting convert all or any of its paid-up shares into stock and re-convert that stock into paid-up shares of any denomination.

        55. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time by special resolution subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The special resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other.

        56. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time in general meeting exchange shares of one denomination for another.

        57. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time in general meeting cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled.

        58. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time by special resolution convert any part of its unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act.

        59. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series on these issues, the Company may from time to time by special resolution provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary of the Company must be filed with the Registrar stating the number of shares issued and the amount received therefor.

        60. The Company may from time to time by special resolution convert all or any of its previously authorized, unissued or issued, fully paid-up shares other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability or any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the courts as provided by the Act.

        61. The Company may from time to time by special resolution convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value before the conversion.

        62. Subject to the provisions of the Act from time to time in force, the Company may redeem or purchase any preference shares which by their provisions may be redeemed or purchased by the Company. The Directors may, subject to such provisions, determine the manner and the terms for redeeming or purchasing such preference shares and may from time to time provide a sinking fund on such terms as they think fit for the redemption or purchase of preference shares of any class or series.

        63. Repealed.

                               CLASSES OF SHARES

        64. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, subject to the provisions of the Company's Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution. Any preference shares may with the sanction of a special resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.


                     MODIFICATION OF RIGHTS OF SHAREHOLDERS

        65. If at any time the share capital of the Company is divided into different classes of shares in pursuance of the provisions of the next preceding Article or otherwise, all or any of the rights and privileges attached to any such class may be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of at least a two-thirds majority in number of the issued shares of the class or by a resolution passed by the same majority, and all the provisions hereinafter contained as to general meetings, shall, mutatis mutandis, apply to every meeting of such class of shareholders convened for such purpose, save that the quorum for such a meeting shall be members holding or representing by proxy one-half in number of the issued shares of the class. This Article shall not be deemed by implication to curtail the power of modification which the Company would have if the Article were omitted.

        66. Repealed.


                                BORROWING POWERS

        67. The Directors on behalf of the Company may from time to time in their discretion:

        (a) Raise or borrow money for the purpose of the Company or any of them;

        (b) Secure, subject to compliance with Section 88 of the Act, the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;


        (c) Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid;

        (d) Pledge debentures as security for loans.

        68. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

        69. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and other matters.


                                    MEETINGS

        70. (1)  For the purpose of determining

            (a)  shareholders entitled to receive payment of a dividend, or

            (b) who is a shareholder for any other purpose except the right to receive notice of, or to vote at, a meeting,

the directors may fix in advance a date as the record date for the determination of shareholders, but the record date so fixed shall not precede by more than 50 days the particular action to be taken.

            (2) For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for the determination of shareholders, but the record date so fixed shall not precede the date on which the meeting is to be held by more than 70 days or less than 21 days.

            (3)  If no record date is fixed pursuant to subsection (1) or (2),

            (a) the record date for the determination of shareholders for any purpose, other than to establish a shareholder's right to receive notice of, or to vote at, a meeting, is the day on which the directors pass the resolution relating to the particular purpose; and

           (b) the record date for the determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders is

                  (i) the day immediately preceding the day on which the notice is given, or

                 (ii) if no notice is given, the day on which the meeting is held.

        71. Ordinary general meetings shall be held at least once in every calendar year at such time and place as may be determined by the Directors and not later than fifteen months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings.

        72. The directors, whenever they think fit, may convene a special general meeting and on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

        73. The requisition shall state the objects of the meeting requested, be signed by the members making it and deposited at the registered office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

        74. If the Directors do not proceed to cause a meeting to be held within twenty-one days from the date that the requisition is so deposited, the requisitionists, or a majority of them in value, may themselves convene a meeting, provided it is held within three months after the date of the deposit of the requisition.

        75. If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further special general meeting for the purpose of considering such resolution and, if thought fit, of confirming it as a special resolution; and if the Directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or a majority of them in value, may themselves convene the meeting.

        76. Such meetings shall be convened as nearly as possible as meetings are to be convened by the Directors.

        77. At least twenty-one days' notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the members entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided.

        78. When it is proposed to pass a special resolution, the two meetings may be conveyed by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

        79. The accidental omission to give any such notice to any of the members or the failure of any shareholder to receive such notice shall not invalidate any resolution passed at any such meeting.


                        PROCEEDINGS AT GENERAL MEETINGS

        80. (1) The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the Directors and of the auditors, to elect Directors in the place of those retired, to appoint auditors and to transact any other business which under these Articles ought to be transacted at any ordinary general meeting.

            (2) No business shall be transacted at any special general meeting except the business specified in the notice calling such meeting.

        81. No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business. A corporation that is a member of the Company and has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

        82. Two members personally present entitled to vote and holding or representing by proxy not less than a majority in number of the issued shares of the Company as confer upon the holders thereof the right to vote at such meeting shall constitute a quorum for a meeting of the members of the Company.

        83. The Chairman of the Board shall be entitled to take the chair at every general meeting or, if there be no Chairman of the Board, or if he is not present within fifteen minutes after the time appointed for holding the meeting, the President or, failing him, a Vice-President shall be entitled to take the chair. If the Chairman, the President or a Vice-President is not present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another Director as chairman and, if no Director is present or if all the Directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be chairman.

        84. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition under Articles 72-76, shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those members entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

        85. At any general meeting, a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by (i) the chairman or (ii) at last five members present and entitled to vote at the meeting or (iii) a member or members holding or representing by proxy at least one-tenth in number of the issued shares of the Company that confer upon their holders the right to vote at the meeting.

        86. When a resolution is decided by a show of hand, a declaration by the chairman that a resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor or against such resolution.

        87. When a poll is demanded, it shall be taken in such manner at such time and place as the chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.

        88. When there is equality of votes, either on a show of hands or on a poll, the question shall be deemed defeated and the chairman shall have no casting vote in any circumstance.

        89. The chairman of a general meeting may, with the consent of a majority of the members present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

        90. Any poll demanded on the election of a chairman of a meeting or any question of adjournment shall be taken at the meeting without adjournment.

        91. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded .

        91.A. Repealed.


                                VOTES OF MEMBERS

        92. Subject to the provisions applicable to any shares issued under conditions limiting or excluding the rights of the holders thereof to vote at general meetings, on a show of hands every member present in person and proxy holder, subject to Section 84F(2) of the Act shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him. Where a corporation that is a member is present by proxy or a representative duly authorized under the Act, such proxy or representative shall, whether or not he himself is a member, be entitled to vote for such corporation either on a show of hands or at a poll.

        93. Any person entitled under Article 45 to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares so long as he, at least forty-eight hours before the time of holding the meeting or adjourned meeting at which he proposes to vote, satisfies the Directors of his right to transfer such shares.

        94. Where there are joint registered holders of any share, any one of such persons may vote such share at any meeting, either personally or by proxy, as if he were solely entitled to it. If more than one of such joint holders is present at any meeting, personally or by proxy, the one whose name stands first on the register in respect of such share shall alone be entitled to vote it. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

        95. Votes may be cast either personally or by proxy or, in the case of a corporation, by a representative duly authorized under the Act.

        96. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, under its common seal. Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

        97. A member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote by his guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

        98. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office of the Company not less than forty-eight hours or such shorter period as the Directors may determine before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution. Notice of the time before which proxies must be deposited shall be given in the notice calling the meeting.

        99. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the office of the Company before the meeting or by the chairman of the meeting before the vote is given.

        100. Every instrument of proxy, whether for a specified meeting or otherwise, shall as nearly as circumstances will admit, be in the form following or in such other form as the Directors may from time to time determine:

                         BOLIVIAN POWER COMPANY LIMITED

          I, ______________, of ______________, in the County of ____________,
          being a member of BOLIVIAN POWER COMPANY LIMITED, hereby appoint ____________________ of ______________ (or failing him _____________
          of _____________) as my proxy to vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the ____ day of _____________ and at any adjournment thereof, or at any meeting of the Company which may be held within ___ months from the date thereof.

          As witness my hand this ____ day of ___________, 19__.

          WITNESS:
                              -------------------------------------------------
                              Shareholder

        101. Except to the extent rights are conferred by Section 12(1) of the Third Schedule of the Act, no member shall be entitled to be present or to vote on any question, either personally or by proxy or as proxy for another member, at any general meeting or upon a poll, or be reckoned in a quorum whilst any call or other sum is due and payable to the Company in respect of any of the shares of such member.

        102. Any resolution passed by the Directors, notice of which has been given to the members in the manner in which notices are hereinafter directed to be given and which is, within one month after it has been passed, ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting. This Article shall not apply to a resolution for winding up the Company or to a resolution dealing with any matter that by statute or these Articles ought to be dealt with by a special resolution or any action which, by virtue of Section 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.


                                   DIRECTORS

        103. The number of Directors shall not be less than seven nor more than twenty, the precise number to be determined from time to time by resolution of the Directors of the Company, and until the precise number is so determined, such number shall be deemed to be seven.

                    (2) Repealed

        104. Notwithstanding anything herein contained the subscribers to the Memorandum of Association of the Company shall be the first Directors of the Company.

        105.A. The Directors shall have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an additional

Director but the total number of Directors shall not at any time exceed twenty. No such appointment shall be effective unless two-thirds of the Directors concur therein.

        105.B. Repealed.

        106. There shall be no share qualification of a Director.

        107. Director may retire from office upon giving to the Company one month's notice in writing of his intention so to do. Such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

        108. The Directors shall be paid out of the funds of the Company as remuneration for their service such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manners as the Directors determine. The Directors may also be paid their reasonable traveling, hotel and other expenses incurred in attending board meetings and the execution of their duties as Directors.

        109. The continuing Directors may act notwithstanding any vacancy in their body, but if the number falls below the minimum permitted, the Directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

        110. A Director may, in conjunction with the office of Director, and on such terms as to remuneration and otherwise as the Directors arrange or determine, hold any other office or employment or place of profit under the Company or under any company in which this Company is a shareholder or is otherwise interested or under any other person, firm, corporation, government agency, domestic or foreign, with respect to which the Company has from time to time outstanding debts, liabilities or obligations.

        111. The office of a Director shall ipso facto be vacated:

                (a) if he becomes bankrupt, makes an authorized assignment, suspends payment, or compounds with his creditors;

                (b) or if he is found a lunatic or becomes of unsound mind; or

                (c) if by notice in writing to the Company he resigns his
                    office; or

                (d) if he is removed by special resolution as provided by
                    Article 116.

        112. No Director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any Director is in any way interested, either directly or indirectly, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

However, the existence and nature of his interest must be declared by him at a meeting of the Directors of the Company. In the case of a proposed contract such Director shall declare his interest at the meeting of Directors at which the question is first taken into consideration, or if he was not then interested, at the next meeting held after he became so interested, and when he becomes interested after it is made, he shall declare his interest at the first meeting held after he becomes so interested. A general notice given to the Directors by a Director that he is a member, shareholder or director of any specified firm or company and is to be regarded as interested in any transaction or contract with such firm or company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required. No Director shall as a Director vote in respect of any contract or arrangement in which he is so interested, and if he does so vote, his vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and shall not apply to any contract by or on behalf of the Company to give to the Directors or any of them any security for advances or by way of indemnity.


                             ELECTION OF DIRECTORS

        113.A. (1) The Directors of the Company shall be divided into three classes, each class to be as nearly equal in number as possible, and shall be designated as Class I, Class II and Class III Directors. Each Class of Directors shall be elected and retire in rotation. Of the total number of Directors elected at the 1995 Annual Meeting of Shareholders, three shall be designated as Class I Directors for a term expiring at the 1996 Annual Meeting of Shareholders, two shall be designated as Class II Directors for a term expiring at the 1997 Annual Meeting of Shareholders, and two shall be designated as Class III Directors for a term expiring at the 1998 Annual Meeting of Shareholders.

     At each succeeding Annual Meeting of shareholders of the Company, the successors of the class of Directors whose terms expire at that meeting shall be elected for a term expiring at the Annual Meeting of Shareholders held on the third year following the year of their election or until their successors are elected. The designation of which individual Directors elected at the 1995 Annual Meeting shall comprise each class of Directors shall be made by the Directors immediately following the coming into force of this Article 113A.

               (2) If at any time or from time to time, the number of Directors is further increased, each additional position shall be designated by the Directors as Class I, II or III in such numbers as will result, as nearly as may be, in there being one third of the Directors in each of Classes I, II and III, and the term of office of the person appointed to the position shall expire at the same annual general meeting as the terms of the other Directors of that class; if at any time or from time to time, the number of Directors is decreased to not less than seven, then, at the annual general meeting of shareholders next following the date on which the Directors resolve to reduce the number of Directors, all the Directors then in office shall retire and Directors shall be elected at such meeting of shareholders in the same manner as at the 1995 annual general meeting of shareholders.

                (3) Only the holders of common shares shall be entitled to vote for the election of Directors. A retiring Director shall be eligible for reelection.

        113.B. Repealed.

        113.C. Common shareholders, other than the Board of Directors, may nominate a person to be a Director only by means of a "proposal" submitted to the Company in compliance with the provisions of section 9 of the Third Schedule of the Companies Act (Nova Scotia); such proposal shall set forth the name and address of the common shareholder submitting it, the name, address and occupation of the person nominated and a statement as to whether he then holds the necessary shares to be qualified to be a Director; a description of any arrangements or understandings between the common shareholder and the nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, and the consent of such nominee to serve as a Director if elected.

        114. If at any ordinary general meeting at which an election of Directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring Directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

        115. Repealed.

        116. (1) The Company may, by a resolution approved at a meeting of the common shareholders by the affirmative vote of not less than seventy-five percent (75%) of the common shares of the Company then outstanding, remove any Director only for cause before the expiration of his term of office and appoint another person who may be qualified or become qualified in his stead.

             (2) Any Director so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

        117. Any casual vacancy occurring among the Directors maybe filled by the Directors, but any person so chosen shall retain office only so long as the vacating Director would have retained it if he had continued as a Director.

        117.B. Repealed.


                               MANAGING DIRECTOR

        118. The Directors may from time to time appoint one or more persons, each of whom shall be a Director or a senior executive officer holding the title of chairman, president, chief executive officer or executive vice president, to be a Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

        119. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if for any reason he ceases to hold the office of Director, he shall ipso facto, immediately cease to be a Managing Director.

        120. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary, commission, participation in profits or any combination of those modes.

        121. The Directors may from time to time entrust to and confer upon the Managing Director for the time being such powers exercisable under these Articles by the Directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers.


                         PRESIDENT AND VICE-PRESIDENTS

        122. (a) The Directors shall elect the President of the Company (who need not be a Director) and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him from time to time by the Board.

             (b) The Directors may also elect Vice-Presidents and determine the period for which they are to hold office. A Vice-President need not be a Director and any Vice-President shall, at the request of the President or the Board and subject to the directions of the Board, perform the duties of the President during the absence, illness or incapacity of the President.

                             CHAIRMAN OF THE BOARD

        123. The Directors may also elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

        123.A. The Directors may also elect a Chief Executive Officer who shall be the principal executive officer of the Company and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the Company.


                            PROCEEDINGS OF DIRECTORS

        124. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum.

        125. Meetings of Directors may be held either within or without the Province of Nova Scotia and the Directors may from time to time make arrangements relating to the time and place of holding Directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

             (1) A meeting of Directors may be held at the close of every ordinary general meeting of the Company without notice.

             (2) Notice of every other Directors' meeting may be delivered or mailed or telegraphed or telephoned to each Director before the meeting is to take place. Such notice shall be delivered or mailed or telegraphed or telephoned at least forty-eight hours before the time fixed for the meeting.

             (3) A meeting of Directors may be held without formal notice if all the Directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

             (4) A meeting of Directors may be held by means of a telephone conference call or any other means of communication by which all Directors participating in the meeting may hear each other. A Director participating in a meeting by such means shall be considered to be present in person at the meeting.

        126. The President or any other Director may at any time, and the Secretary, upon the request of the President or any other Director, shall summon a meeting of the Directors to be held at the Registered Office of the Company. The President, the Chairman of the Board or a majority of the Board may at any time on a meeting to be held elsewhere.

        127. (1) Questions arising at any meeting of Directors shall be decided by a majority of votes and when there is an equality of votes the chairman of the meeting shall have a second or casting vote.

             (2) At any meeting of Directors the chairman shall receive and count the vote of any Director not present in person at such meeting on any question or matter arising at such meeting whenever such absent Director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which he desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any Director may give to any other Director a proxy authorizing such other Director to vote for such first named Director at such meeting, and the chairman of such meeting, after such proxy has been lodged with him, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the Director giving such proxy.

        128. If no Chairman of the Board is elected, or if at any meeting of Directors he is not present within five minutes after the time appointed for holding the meeting, the President, if a Director, shall preside. If the President, being a Director, is not present at such time, a Vice-President who is also a Director shall preside. If neither the President nor a Vice-President who is also a Director is present at such time, the Directors present shall choose some one of their number to be chairman of the meeting.

        129. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

        130. The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

        131. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Directors insofar as they are applicable and are not superseded by any regulations made by the Directors.

132. All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors, or persons so acting, or that they or any of them are disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

        133. A resolution in writing signed by all the Directors entitled to vote on the matter shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

        134. If any one or more of the Directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the Director or Directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the Directors and may be either in addition to or in substitution for his share in the remuneration provided under Article 108.

        134.A. Repealed.


                                   REGISTERS

        135. The Directors shall cause to be kept at the Company's head office in accordance with the provisions of the Act a register of the members of the Company, a register of the bond and debenture holders of Company and a register of its Directors. Branch registers of the members and the bond and debenture holders may be kept elsewhere, either within or without Nova Scotia, in accordance with the Act.


                                    MINUTES

        136. The Directors shall cause minutes to be entered in books designated for the purpose:

             (1)  of all appointments of officers;

             (2) of the names of the Directors present at each meeting of Directors and of any committees of Directors;

             (3) of all orders made by the Directors and committees of Directors;

             (4) of all resolutions and proceedings of meetings of the Shareholders and of the Directors.

Any such minutes of any meeting of the Directors or of any committee of the Directors or of the Company, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                              POWERS OF DIRECTORS

        137. The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute or by special resolution expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the Directors that would have been valid if such regulation had not been made.

        138. Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the Directors shall have power:

             (1) To take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

             (2) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

             (3) To purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

             (4) At their discretion to pay for any property, rights, or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon;

             (5) Subject to Section 88(2) of the Act, to secure the fulfillment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

             (6) To appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

             (7) To accept from any member insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of his shares or any part thereof;

             (8) To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

             (9) To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

             (10) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

             (11) To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

             (12) To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, checks, drafts, releases, contracts, agreements and all other instruments and documents;

             (13) To provide from time to time for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

             (14) To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and from time to time to vary or realize such investments;

             (15) Subject to Section 88(2) of the Act, to execute in the name and on behalf of the Company in favor of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit, and any such mortgages may contain a power of sale and such other powers, covenants and provisions as are agreed on;

             (16) To give any officer or other person employed by the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company;

             (17) To set aside out of the profits of the Company before declaring any dividend such sums as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the Directors may in their absolute discretion think conducive to the interests of the Company; and to invest the several sums set aside in such investments, other than shares of the Company, as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part of them for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

            (18) From time to time to make, vary and repeal rules for the regulation of the business of the Company, its officers and servants, the members of the Company or any section or class of them;

            (19) To enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

            (20) From time to time to provide for the management of the affairs of the Company in such manner as they shall think fit.


                                   SOLICITORS

        139. The Company may employ or retain a solicitor or solicitors and such solicitor may, at the request of the Board of Directors or on instructions of the Chairman of the Board, the President or the Managing Director, attend meetings of the Directors or Shareholders, whether or not he himself is a member or a Director of the Company. If such solicitor is also a Director, he may nevertheless charge for services rendered to the Company as a solicitor.


                            SECRETARY AND TREASURER

        140. The Directors shall appoint a Secretary of the Company to keep the minutes of the shareholders' and Directors' meetings and perform such other duties as may be assigned to him by the Board. The Directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

        141. The Directors may appoint a Treasurer of the Company to carry out such duties as the Board may assign. If the Directors think it advisable, the same person may hold the offices of both Secretary and Treasurer.


                                    THE SEAL

        142. The Directors shall arrange for the safe custody of the Common Seal of the Company. The Common Seal shall not be affixed to any instrument unless authorized by a resolution of the Board of Directors or of a committee thereof and then only in the presence and contemporaneously with the attesting signature of the Secretary or other officer or person appointed by the Board for the purpose. Notwithstanding the foregoing, for the purpose of certifying documents or proceedings, the Common Seal may be affixed by the President, or Vice-President, the Secretary or any Director of the Company without the authorization of a resolution of the Board.

        143. The Company may have for use at any place outside Nova Scotia to which the corporate existence and capacity of the Company extends an official seal that is a facsimile of the Common Seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under the seal of its Common Seal authorize any person to affix such official seal to any document at such place to which the Company is a party.

                                   DIVIDENDS

        144. Subject to the provisions of these Articles and the rights of those persons, if any, entitled to shares with special rights to dividends, the profits of the Company may be divided among the members in proportion to the amount of capital paid up on the shares held by them respectively. When capital is paid up in advance of calls upon the footing that it will carry interest, such capital shall not whilst carrying interest confer a right to participate in profits.

        145. The Directors may from time to time declare such dividend as they deem proper upon the shares of the Company according to the rights of the members and the respective classes thereof, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a specified date. No transfer of such shares made or registered after the date so specified shall pass any right to the dividend so declared.

        146. No dividends shall be payable except out of the profits of the Company and no interest shall be payable on any dividend.

        147. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

        148. The Directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

        149. The Directors may deduct from the dividends payable to any member all such sums of money as may be due and payable by him to the Company on account of calls, installments or otherwise, and may apply the same in or towards satisfaction of such sums of money so due and payable.

        150. The Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

        151. The Directors may retain the dividends payable upon shares in respect of which any person is under Article 45 entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect of or has duly transferred such shares.

        152. Any meeting declaring a dividend may make a call on the members for such amount as the meeting fixed so long as the call on each member does not exceed the dividend payable to him. The call shall be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the member, be set off against the call. The making of a call under this Article shall be deemed to be and be business of a meeting which declares such a dividend.

        153. Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds, or debenture stock of any other Company, or in any one or more of such ways.

        154. Any meeting may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund or in the hands of the Company and available for dividends or representing premiums received on the issue of shares and standing to the credit of share premium account, be capitalized and distributed to the shareholders who would be entitled to receive them if distributed by way of dividend and in the same proportions, that all or any part of such capitalized fund be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company (which shall be distributed accordingly) or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

        155. For the purpose of giving effect to any resolution under the two last preceding Articles, the Directors may settle any difficulty that may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any members upon the footing of the value so fixed or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Directors.

        156. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

        157. Anyone of several persons registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

        158. Unless otherwise determined by the Directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

        159. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided .

        160. All dividends unclaimed one year after having been declared may, until claimed, be invested or otherwise made use of by the Directors for the benefit of the Company.


                                    ACCOUNTS

        161. The Directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure takes place, and of all sales and purchases of goods by the Company, and of the assets, credits and liabilities of the Company.

        162. The books of account shall be kept at the head office of the Company or at such other place or places as the Directors may direct.

        163. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or a resolution of the Company in general meeting.

        164. At the ordinary general meeting in every year the Directors shall lay before the Company a profit and loss account covering the period commencing from the date at which the last preceding account was made up to the date fixed by the Company as the end of its fiscal year; and in any event the accounts shall be made up to a date not earlier than three months before the date fixed for the meeting at which the accounts are to be presented.

        165. The financial statement shall be approved by the Board and such approval shall be evidenced by the signatures of two Directors to the balance sheet.

        166. The Directors not less than seven (7) days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor thereon to all members holding voting securities or otherwise entitled to receive notice of the general meeting.

        167. Repealed.

        168. Repealed.


                                    AUDITORS

        169. The Company at each ordinary general meeting shall appoint an auditor to hold office until the next succeeding ordinary general meeting.

        170. Repealed.

        171. Repealed.

        172. None of the following persons shall be eligible for appointment as auditor of the Company:

        (a)  Directors and officers of the Company;

        (b)  Partners or employees of an officer of the Company;

        (c)      A body corporate.

A member of the Company, other than the persons listed as ineligible, may be an auditor.

        173. Repealed.

        174. Repealed.

        175. Repealed.

        176. Repealed:

        177. Repealed.

        178. Repealed.

        179. Repealed.


                                    NOTICES

        180. A notice may be served by the Company upon members personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address.

        181. Members who have no registered place of address shall not be entitled to receive any notice.

        182. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

        183. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

        184. Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspapers published in the City of Halifax, Nova Scotia.

        185. All notices shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register for such shares, and notice so given shall be sufficient notice to all the holders of such shares.

        186. Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing it is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the Directors.

        187. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to his name and address being entered on the register was duly served in the manner hereinbefore provided upon the person from whom he derived his title to such share.

        188. Any notice or document so advertised or sent by post to or left at the registered address of any member in pursuance of the Articles, shall, notwithstanding that such member is then deceased and that the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held by such deceased member solely or jointly with other persons, until some other person is registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his heirs, executors or administrators and all persons, if any, jointly interested with him in any such share.

        189. The signature to any notice given by the Company may be written or printed.

        190. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

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                                   INDEMNITY

        191. Every Director, manager, secretary, treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses, including without limitation lawyers fees, judgments, fines and amounts paid in settlement which any Director, manager, secretary, treasurer or other officer or servant may actually and reasonably incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant (except for knowing unlawful conduct), or in any way in the discharge of his duties, including serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims and it shall further be the duty of the Directors out of the funds of the Company to advance, prior to final disposition of any action, suit or proceeding, to any Director, manager, secretary, treasurer, and other officer or servant of the Company against whom such an action, suit or proceeding is commenced such amounts as may be reasonably necessary to allow a proper defense of such action, suit or proceeding. The obligation to indemnify set out in this Article shall continue as to a person who has ceased to be a Director, manager, secretary, treasurer, and other officer or servant of the Company and shall enure to the benefit of the heirs, executors and administrators of any such person. The Directors are authorized to enter into a contract with any such person to evidence the Company's obligations hereunder. Indemnification shall be as and to the extent authorized by Nova Scotia law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Director or officer.

        192. No Director or other officer of the Company shall, in the absence of any dishonesty on his part, be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his office or in relation thereto.


                                   REMINDERS

        193. Notwithstanding anything to the contrary contained in these Articles, and in addition to the requirements of the Companies Act, Articles 80, 103, 105A, 105B, 113, 115, 116 and 117 may be amended or repealed only by a resolution approved at a meeting of the common shareholders by the affirmative vote of not less than seventy-five percent (75%) common shares of the Company then outstanding.

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                Names, Addresses and Descriptions of Subscribers









Dated at ________________ the _____ day of __________, 19__.


Witness to the above signatures:




---------------------------

                      No________ Street___________________

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